AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated April 17, 2014 amends the Employment Agreement, dated February 6, 2012 (the “Employment Agreement”), by and between Synthetic Biologics, Inc. (the “Corporation”) and C. Evan Ballantyne (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its Chief Financial Officer; and

WHEREAS, in recognition of Executive’s extraordinary effort and performance, the Corporation desires to amend the Employment Agreement to increase Executive’s base salary as herein provided.

NOW THEREFORE, for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Section 3(a)(i) of the Employment Agreement is hereby amended by deleting the amount of annual base salary therein provided and replacing it with “Three Hundred Thirty Five Thousand Dollars ($335,000).

2. All other terms of the Employment Agreement shall remain in full force and effect. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Jeffrey Riley
Name:	Jeffrey Riley
Title:	Chief Executive Officer

/s/ C. Evan Ballantyne
C. EVAN BALLANTYNE